UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2005

Commission file number 1-11625

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Pentair, Inc. (“the Company”) maintains an annual cash incentive bonus plan, the Management Incentive Plan (“MIP”), for the benefit of its executive officers and certain other key employees of the Company. In connection with the appointment of Jack J. Dempsey to Senior Vice President, Operations and Technology and executive officer of the Company, Mr. Dempsey will be eligible to participate in the Company’s MIP on the same terms and conditions as other executive officers, except that the Company has guaranteed Mr. Dempsey a minimum MIP payout for 2005.

ITEM 8.01 Other Events

On February 14, 2005, the Company announced the appointment of Jack J. Dempsey to Senior Vice President, Operations and Technology, effective April 4, 2005. Dempsey also was appointed as an executive officer of the Company.

A copy of the release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

The following exhibits are provided as part of the information furnished under Item 8.01 of this Current Report on Form 8-K:

Exhibit	Description
99.1	Pentair, Inc. press release dated February 14, 2005 announcing the appointment of Jack J. Dempsey to Senior Vice President, Operations and Technology, and executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 15, 2005.

PENTAIR, INC.
Registrant

By	/s/ Louis L. Ainsworth
Louis L. Ainsworth
Senior Vice President, Secretary, and General Counsel

PENTAIR, INC.

Exhibit Index to Current Report on Form 8-K

Dated February 15, 2005

Exhibit Number	Description
99.1	Pentair, Inc. press release dated February 14, 2005 announcing the appointment of Jack J. Dempsey to Senior Vice President, Operations and Technology, and executive officer of the Company.